Exhibit 5





                                January 27, 1997

Videonics, Inc.
1370 Dell Avenue
Campbell, CA 95008

Dear Sirs:

         We are acting as counsel to Videonics, Inc. (the "Company") in connection with the Registration Statement on Form S-8 to be filed on February 3, 1997 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"), covering 500,000 shares of the Company's Common Stock, no par value, to be issued under the Company's Amended 1996 Stock Option Plan (the "Shares").

         We have examined the originals, or certified, conformed or reproduction copies, of all such records, agreements, instruments and documents as we have deemed relevant or necessary as the basis for the opinion hereinafter expressed. In all such examinations, we have assumed the genuineness of all signatures on original or certified copies and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to such opinion, we have relied upon, and assumed the accuracy of, certificates and oral or written statements and other information of or from public officials, officers or representatives of the Company, and others.

         Based upon the foregoing, we are of the opinion that the Shares, when issued, delivered and paid for in accordance with the terms of the Amended 1996 Stock Option Plan will be validly issued, fully paid and non-assessable shares of Common Stock of the Company.

         You are advised that Jerrold F. Petruzzelli, a partner of this firm, owns 40,000 shares of the Company's Common Stock, all of which have been purchased in open market purchases between October 30, 1995 and April 30, 1996.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                                     Very truly yours,

                                                     /s/ Wise & Shepard LLP
                                                     ======================
                                                     WISE & SHEPARD LLP